Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-251755, 333-263485 and 333-270574) and Form S-3 (No. 333-264828) of 908 Devices Inc. of our report dated March 8, 2024 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts

March 8, 2024